UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2024

ARCUTIS BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39186	81-2974255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3027 Townsgate Road, Suite 300
Westlake Village, CA 91361
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (805) 418-5006
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARQT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, on January 16, 2024, Arcutis Biotherapeutics, Inc. (“Arcutis”) launched a one-time stock option exchange program (the “Option Exchange”) pursuant to which eligible employees and consultants were able to exchange outstanding stock options for a lesser amount of new restricted stock units (“RSUs”). Arcutis’s executive officers were eligible to participate in the Option Exchange. No non-employee members of Arcutis’s Board of Directors were eligible to participate in the Option Exchange. Employees and consultants received one RSU for every two, two-and-a-half, or three shares of Arcutis common stock underlying the eligible options surrendered. This “exchange ratio” (2-for-1, 2.5-for-1 or 3-for-1) was applied on a grant-by-grant basis and varied based on the exercise price of the eligible options.
The Option Exchange expired on February 12, 2024 at 8:59 p.m., Pacific Time. As a result of the Option Exchange, options to purchase 5,063,689 shares of Arcutis common stock were accepted for exchange (representing approximately 98% of the total options eligible for exchange). All surrendered options were cancelled effective as of the completion date of the Option Exchange, and in exchange for those options, Arcutis issued a total of approximately 2,131,874 new RSUs under Arcutis’s 2020 Equity Incentive Plan (the “2020 Plan”). All of the existing stock options that were surrendered by the participants had exercise prices significantly above the recent trading prices of Arcutis’s common stock.
The following table shows the number of stock options surrendered by each of Arcutis’s named executive officers and the corresponding grant of new RSUs in accordance with the terms of the Option Exchange:

Name	Number of Shares Underlying Surrendered Stock Options	Number of New RSUs
Todd Franklin Watanabe	584,500	264,882
Masaru Matsuda, J.D.	276,100	119,550
Patrick E. Burnett, M.D., Ph.D.	451,700	189,050
The new RSUs are subject to a new vesting schedule and will vest in four, eight or twelve equal installments on each of the first four, first eight or first twelve quarterly anniversaries of February 1, 2024, respectively, subject to the holder’s continuous service to Arcutis through the applicable vesting date and based on the date of grant of the related eligible option. The new RSUs will be governed by the terms and conditions of the 2020 Plan and the RSU agreements entered into thereunder. The 2020 Plan and the forms of RSU agreements used thereunder have been previously filed by Arcutis with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCUTIS BIOTHERAPEUTICS, INC.

Date: February 15, 2024	By:	/s/ Todd Franklin Watanabe
Todd Franklin Watanabe
President and Chief Executive Officer